EXHIBIT 4.2


                               SECURED BRIDGE NOTE

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THE  SECURITIES  REPRESENTED  HEREBY HAVE NOT BEEN  REGISTERED  UNDER THE UNITED
STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) IF REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, A SECURITIES PURCHASE AGREEMENT, DATED AS OF THE DATE HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTIES, INCLUDING, WITHOUT LIMITATION, PROVISIONS WHICH (A) SPECIFY VOLUNTARY AND MANDATORY REPAYMENT, PREPAYMENT AND REDEMPTION RIGHTS AND OBLIGATIONS AND (B) SPECIFY EVENTS OF DEFAULT FOLLOWING WHICH THE REMAINING BALANCE DUE AND OWING HEREUNDER MAY BE ACCELERATED.


No. 2                                                              $1,850,000.00

                  American International Petroleum Corporation

                               SECURED BRIDGE NOTE


     American  International   Petroleum   Corporation,   a  Nevada  corporation
(together with its successors, the "Company"), for value received hereby promises to pay to:

                      GCA Strategic Investment Fund Limited

(the "Holder") and registered assigns, the principal sum of One Million Eight Hundred Fifty Thousand Dollars ($1,850,000.00) plus accrued Default Interest (as hereinafter defined), or, if less, the principal amount of this Note then outstanding, on the Maturity Date by wire transfer of immediately available funds to the Holder in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay any Default Interest on (i) the Maturity Date, as hereafter defined, and (ii) the date the principal amount of the Secured Bridge Notes (the "Bridge Notes") shall be declared to be or shall automatically become due and payable, on the principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below from the date of this Bridge Note until payment in full of the principal sum hereof has been made.

     The Bridge Note will bear no interest, with the except on of an Event of Default, as hereafter defined, at which time interest will accrue at the Interest Rate plus 2% per annum or, if less, the maximum rate permitted by applicable law, and will be payable on demand ("Default Interest"). Default Interest on this Bridge Note will be calculated on the basis of a 360-day year

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of  twelve 30 day  months.  All  payments  of  principal  and  Default  Interest hereunder shall be made for the benefit of the Holder pursuant to the terms of the Agreement (hereafter defined).

     This Bridge Note (this "Bridge Note") is secured by a Security Agreement (the "Security Agreement") dated as of December 1, 1999, as amended and a Mortgage Agreement made by the Company (or one of its subsidiaries, as applicable) and Holder creating a security interest in favor of Holder in certain of the assets described in the Security Agreement and the Mortgage Agreement (the "Collateral").

     This Bridge Note is a duly authorized issuance of $1,850,000.00 aggregate principal amount of Bridge Notes of the Company dated as of the date hereof between the Company and the Purchaser named herein. the "Agreement"). The Agreement, the Security Agreement and the Mortgage contain certain additional agreements among the parties with respect to the terms of this Bridge Note, including, without limitation, provisions which (A) specify voluntary and mandatory repayment, prepayment and redemption rights and obligations and (B) specify Events of Default following which the remaining balance due and owing hereunder may be accelerated. All such provisions are an integral part of this Bridge Note and are incorporated herein by reference. This Bridge Note is transferable and assignable to one or more Persons, in accordance with the limitations set forth in the Agreement.

     The Company shall keep a register (the "Register") in which shall be entered the names and addresses of the registered holder of this Bridge Note and particulars of this Bridge Note held by such holder and of all transfers of this Bridge Note. References to the Holder or "Holders" shall mean the Person listed in the Register as registered holder of such Bridge Notes. The ownership of this Bridge Note shall be proven by the Register.

     1. Certain Terms Defined. All terms defined in the Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for in the Agreement.

     2. Covenants. Unless the Majority Holders otherwise consent in writing, the Company covenants and agrees to observe and perform each of its covenants, obligations and undertakings contained in the Agreement, which obligations and undertakings are expressly assumed herein by the Company and made for the benefit of the holder hereof.

     3. Payment of Principal. Subject to Section 4 of this Note, the Company shall repay the remaining unpaid balance of this Bridge Note, plus accrued Default Interest, if any, on August 28, 2000 (the "Maturity Date"). The Company may, and shall be obligated to, prepay all or a portion of this Bridge Note on the terms specified in the Agreement.

     4. Pre-Payment of Principal. The Company may, at its option, pre-pay the full principal amount of this Bridge Note at any time on or before May 28, 2000 (the "Pre-Payment Deadline Date") at a repayment price of $1,794,500; provided that no Event of Default has occurred. On any date after May 28, 2000, the Company shall be required to pay the full principal amount outstanding plus any accrued Default Interest.

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     5.  Ranking.  This Bridge Note shall be junior in right of payment (but not with respect to the rights in the Collateral) to the Company's (i) 5% Secured Convertible Debentures due February 18, 2004, and (ii) 6% Secured Convertible Debentures due August 19, 2004. This Bridge Note shall rank senior in respect to any other indebtedness of the Company outstanding as of the date hereof other than indebtedness to Holder.

     6. Miscellaneous. This Bridge Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Bridge Note, except as specifically provided herein, and asset to extensions of the time of payment, or forbearance or other indulgence without notice. The Company hereby submits to the exclusive jurisdiction of the United States District Courts of New York and of any New York state court sitting in New York for purposes of all legal proceedings arising out of or relating to this Bridge Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Bridge Note.

     The Holder of this Bridge Note by acceptance of this Bridge Note agrees to be bound by the provisions of this Bridge Note which are expressly binding on such Holder.


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


     Dated: February __, 2000


                                        AMERICAN INTERNATIONAL
                                        PETROLEUM  CORPORATION


                                        By:
                                             ----------------------------------
                                        Name:  Denis J. Fitzpatrick
                                        Title: Chief Financial Officer

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                                     ANNEX A

                                REPAYMENT LEDGER


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FULL NAME AND ADDRESS OF SUBSCRIBER FOR REGISTRATION PURPOSES:


NAME:

ADDRESS:


TEL NO:

FAX NO:

CONTACT
NAME:



DELIVERY INSTRUCTIONS (IF DIFFERENT FROM REGISTRATION NAME):


NAME:

ADDRESS:


TEL NO:

FAX NO:

CONTACT
NAME:

SPECIAL INSTRUCTIONS: ___________________________________________